                                SMC CAPITAL, INC

                    CODE OF ETHICS PURSUANT TO RULE 17j-1 OF
                       THE INVESTMENT COMPANY ACT OF 1940
             POLICIES AND PROCEDURES TO PREVENT MISUSE OF NON-PUBLIC
                   INFORMATION PURSUANT TO SECTION 204A OF THE
                         INVESTMENT ADVISERS ACT OF 1940

                                  INTRODUCTION

         Attached is the Code of Ethics (the "Code") of "SMC CAPITAL, INC.(SMC)", with respect to all registered investment companies for which SMC acts as investment adviser (such registered investment companies are collectively referred to herein as "Funds" of "Fund"), as required by Rule 17j-1 of the Investment Company Act of 1940, as amended (the "Act"). The code governs conflicts of interest in personal securities transactions that can arise when persons associated with SMC invest in securities that are held or to be acquired by the Funds or other account for which SMC, or its principal, acts as an investment adviser ("managed accounts"). Managed accounts include individual advisory accounts, partnerships, trusts, common and collective trust funds and bank and insurance company investment portfolios.

         Also attached are the Policies and Procedures (the "Policy Statement") required by Section 204A of the Investment Advisers Act of 1940, as amended, which are reasonably designed, taking into consideration the nature of SMC business, to prevent SMC and any associated person or entity from trading in securities while in possession of material, non-public information ("insider trading").

         All SMC directors, officers and employees and all other persons to whom this Code and Policy Statement apply must read, acknowledge receipt and understanding of, and retain this Code and Policy Statement.

         Any questions regarding the Code and Policy Statement should be referred to the Compliance Officer.

                                SMC CAPITAL, INC
                                 Code of Ethics
                               (Rule 17j-1 Policy)

                Governing Purchase and Sale of Securities by Each
                     Officer, Director, Trustee and Employee

I.       Legal Requirement

Rule 17j-1 under the Investment Company Act of 1940 makes it unlawful for any director, trustee, officer or employee of the Shelby Fund or of its investment adviser, SMC Capital Inc., in connection with the purchase and sale by such person of a security "held or to be acquired" by the Fund:

1.       To employ any device, scheme or artifice to defraud the Fund;

2. To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

4.       To engage in any manipulative practice with respect to the Fund.

A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being considered by a Fund or "SMC " (the "Adviser") for purchase by the Fund.

To assure compliance with these restrictions, each Fund and the Adviser adopt and agree to be governed by the provisions contained in this Code of Ethics, provided that the Adviser shall provide to the Compliance Officer, information regarding any violations of the Code of Ethics of the Adviser, involving persons who would otherwise be Access Persons hereunder whose violations were relevant to the Fund.

II.      General Principles

Each Fund shall be governed by the following principles and shall apply them to their Trustees, trustees, officers, employees and "Access Persons," as applicable.(1)

-----------------------
(1) An "Access Person" is (1) each director, trustee, or officer of the particular Fund, or the Adviser(2) any natural person in a control relationship (25% ownership) to the particular Fund, or the Adviser; (3) each of those employees of a Fund, or the Adviser who in connection with his or her regular duties obtains information about the purchase or sale of a security by the Fund or whose functions relate to the making of such recommendations.

A. No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 set forth above.

B. The interests of the Funds and their shareholders are paramount and come before the interests of any Access Person or employee.

C. Personal investing activities of all Access Persons and employees shall be conducted in a manner that shall avoid actual or potential conflicts of interest with the Funds and their shareholders.

D. Access Persons shall not use such positions, or any investment opportunities presented by virtue of such positions, to the detriment of the Funds and their shareholders.

III.     Substantive Restrictions

A. The price paid or received by a fund for any security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end:

(a) no Access Person shall enter an order for the purchase or sale of a security which a Fund is, or is considering, purchasing or selling until the day after the Fund trades in the security unless the Compliance Officer determines that it is clear that, in view of the nature of the security and the market for such security, the order of the Access Person will not affect the price paid or received by the Fund, provided that the provisions of this paragraph III. A shall not apply to any director or trustee of a Fund who is not an "interested person" of the Fund (as defined in Section 2(a)(19) of the Investment Company Act of 1940) except with respect to securities transactions where such director or trustee knew or, in the ordinary course of fulfilling his or her official duties as a director or trustee of the Fund, should have known that such security was being purchased or sold by that Fund or a purchase of sale of such security was being considered by or with respect to the Fund; and

(b) a Portfolio Manager of a Fund may not buy or sell a security within seven days before or after that Fund trades in the security.(2)

B. No "Investment Person" may acquire any securities issued as part of an initial public offering of the issuer.(3)

-----------------------
(2) "Portfolio Managers" include those employees of a Fund, or the Adviser authorized to make investment decisions on behalf of the Fund.

(3) An "Investment Person" includes any Portfolio Manager or employee of a Fund, or the Adviser, such as a securities analyst and trader, who advises Portfolio Managers, or executes their decisions.

C. Each Investment Person must seek prior approval from the Compliance Officer for private placement transactions. Such approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund and whether the opportunity is being offered to such person because of his or her position with a Fund. Any such Investment Person who has been authorized to acquire securities in a private placement must disclose his or her interest if he or she is involved in a Fund's consideration of an investment in such issuer. Any decision to acquire such issuer's securities on behalf of a Fund shall be subject to review by Investment Persons with no personal interest in the issuer.

D. An Investment Person may not profit from the purchase and sale or sale and purchase of the same or equivalent securities within sixty calendar days. Nothing in this restriction shall be deemed to prohibit avoidance of a net loss from a purchase and sale or sale and purchase of the same or equivalent securities within a period shorter than sixty calendar days.

E. An Investment Person must not accept gifts in excess of limits contained in Section 10(a) of the Rules of Fair Practice of The National Association of Securities Dealers from any entity doing business with or on behalf of a Fund, the Adviser or the Distributor.

F. An Investment Person shall not serve on the boards of Trustees of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such approval. In the event such a request it approved, procedures shall be developed to avoid potential conflicts of interest.

G. Any profits derived from securities transactions in violation of paragraphs A, B, C or D, above, shall be forfeited and paid to the appropriate Fund or Funds for the benefit of its or their shareholders or the Metro United Way. Gifts accepted in violation of paragraph E shall be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of any affected Fund and its shareholders.

H. The restrictions of this Section III shall not apply to the following transactions unless the Compliance Officer determines that such transactions violate the General Principles of this Code:

1.       reinvestments of dividends pursuant to a plan;

2. transactions in: short-term securities issued or guaranteed by an agency or instrumentality of the U.S. Government; bankers' acceptances; U.S bank certificates of deposit; and commercial paper;

3. transactions in which direct or indirect beneficial ownership is not acquired or disposed of,

4. transactions in accounts as to which an Access Person has no investment control, subject, as applicable, to subparagraph IV.A 4(e);

5. transactions in accounts of an Access person for which investment discretion is not maintained by the Access Person but is granted to any of the following that are unaffiliated with the Adviser or Manager; a registered broker-dealer, registered investment adviser or other investment manager acting in a similar fiduciary capacity, provided the following conditions are satisfied:

(a) The terms of the account agreement ("Agreement") must be in writing and filed with the Compliance Officer prior to any transactions;

(b) Any amendment to the Agreement must be filed with the Compliance Officer prior to its effective date;

(c) The Agreement must require the account manager to comply with the reporting provisions of paragraph 3 of this Section IV.A;

(d) The exemption provided by this Section IV.A 4(e) shall not be available for a transaction or class of transactions which is suggested or directed by the Access Person or as to which the Access Person acquires advance information; and

6. transactions in securities in connection with an employer sponsored or other tax qualified plan, such as a 401(k) plan, an IRA, or ESOP, in an amount not exceeding $1,000 in any calendar month.

IV.      Procedures

A. To enable each Fund to determine with reasonable assurance whether the provisions of Rule 17j-1 (e) and this Code of Ethics are being observed by its Access Persons:

1. Upon commencement of employment by a Fund, the investment adviser, or otherwise assuming the status of "Access Person", and annually thereafter, each Access Person shall disclose in writing, in a form acceptable to the Compliance Officer, all direct or indirect "Beneficial Ownership" interests of such Access Person in "Reportable Securities"(4)/(5)

-----------------------
(4) (a) "Beneficial Ownership" generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule l6a-1(a)(2) under Section 16 of the Securities Exchange Act of 1934. Beneficial ownership is presumed regarding securities and accounts held in the name of a spouse or any other family member living in the same household. Beneficial ownership also extends to transactions by entities over which a person has ownership, voting or investment control, including corporations (and similar entities), trust and foundations.

(5) (b) "Reportable Securities" include generally all securities, and financial instruments related to securities, except: securities issued by, or that are direct obligations of, the United States Government,

2. Each Access Person shall obtain the prior approval of the Compliance Officer of all personal securities transactions in Reportable Securities.

3. Each Access Person shall notify the Compliance Officer of all brokerage accounts in which he or she has any beneficial interest (a) within two weeks of receipt of this Code or (b) promptly after the later opening of any such account.

4. Each Access Person, with respect to each brokerage account in which such Access Person has any beneficial interest, shall arrange that the broker shall mail directly to the Compliance Officer at the same time they are mailed or furnished to such Access Person (a) duplicate copies of brokers' advice covering each transaction in Reportable Securities in such account and (b) copies of periodic statements with respect to the account.

5. The provisions of this Section IV.A shall not apply to any director or trustee of a Fund who is not an "interested person" of the Fund (as defined in Section 2(a)(19) of the Investment Company Act of 1940) except with respect to reporting of securities transactions where such director or trustee knew or, in the ordinary course of fulfilling his or her official duties as a director or trustee of a Fund, should have known that, during the 15-day period immediately preceding or after the date of a transaction in a security by the director or trustee, such security was purchased or sold by the Fund or a purchase or sale of such security was considered by the Fund or the Adviser.

B. The Compliance Officer shall notify each Access person that he or she is subject to this reporting requirement, and shall deliver a copy of this policy to each Access Person. The Compliance Officer shall annually obtain written assurances from each Access Person that he or she is aware of his or her obligations under this Code of Ethics and has complied with the Code and with its reporting requirements.

C. The Compliance Officer shall cause a system of monitoring personal investment activity by Access persons to be designed that would identify abusive or in appropriate trading patterns or other practices of Access Persons.

D. The Compliance Officer shall report to the Board of Trustees at each meeting regarding the following matters not previously reported:

1. Any information pursuant to Sections IV.A.4 and 5 with respect to each reported transaction in a security which was held by or acquired by the Fund within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the individual responsible for monitoring compliance with the Code of Ethics, the Fund or the investment adviser was considering the purchase or sale

-----------------------
bankers' acceptances; bank certificates of deposit; commercial paper; and shares of registered open-end investment companies.

of such security, unless the transaction was a reinvestment of dividends pursuant to a plan.

2. With respect to any transaction not required to be reported to the Board of Trustees by the operation of subparagraph (1) that be believes nonetheless may evidence violation of this policy.

3.       Apparent violations of the reporting requirement.

4. Other material violations of this Code of Ethics of which the Compliance Officer has become aware since the previous report pursuant to this Section IV.D.

5. Any violations of the Code of Ethics of the Adviser reported by the Adviser in accordance with section I hereof

6. The results of monitoring of personal investment activities of Access Persons in accordance with the procedures referred to in Section IV.C hereof.

E. The Compliance Officer shall have discretion not to make a report to the Board of Trustees under paragraph IV.D if he or she finds that by reason of the size of the transaction, the circumstances or otherwise, no fraud or deceit or manipulative practice could reasonably be found to have been practiced on a Fund in connection with its holding or acquisition of the security or that no other material violation of this Code has occurred.

F. The Board of Trustees shall consider reports made to it hereunder and upon discovering that a violation of this Code has occurred, the Board of Trustees may impose such sanctions, in addition to any forfeitures imposed pursuant to Section III.G. hereof, as it deems appropriate, including, among other things, a letter of sanction or suspension or termination of the employment of the violator.

G. The Compliance Officer shall report to the Board of Trustees on an annual basis concerning existing personal investing procedures, violations during the prior year and any recommended changes in existing restrictions or procedures.

H. The Board of Trustees shall review the Code and its operation at least once a year.

I. This Code and any related procedures, a copy of each report by (or duplicate brokers' advice for the account of an Access Person, any written report or memorandum hereunder by the Compliance Officer, and lists of all persons required to make reports shall be preserved with each Fund's records for the period required by Rule 17j-1.

                                                                      Appendix I

                                SMC CAPITAL, INC

                                CONTACT PERSONS

COMPLIANCE DEPARTMENT


I.  (PERSON)                                        (COMPLETE- PHONE NUMBER)

                                                                      Appendix 2


                                 SMC CAPITAL, INC
                          SECURITIES TRANSACTION REPORT

List transactions for the period:
                                  --------------------------------------------
TO: Compliance Department

FROM:
      -------------------------------

List all purchase (P) and/or sales (S) transactions in investment securities for the above time period:

                   NAME AND           NO. OF SHARES AND                         TOTAL VOLUME
    DATE OF        TYPE OF         PRINCIPAL DOLLAR AMOUNT                    ON DATE OF SALE       NAME OF BROKER
 TRANSACTIONS     SECURITY            OF TRANSACTION            P/S   PRICE      OR PURCHASE        DEALER OR BANK
 ------------     --------         -----------------------      ---   -----   ----------------      --------------






This report excludes (I) transactions for accounts with respect to which I had no direct or indirect influence or control, (II) transactions in U.S. Government securities, bank certificates of deposit, commercial paper, open-end investment companies, (III) transactions effected pursuant to an automatic dividend reinvestment plan; or (IV) transactions in securities which (Name of I/A) are not eligible to purchase. All other securities transactions must be reported. This report is not an admission that I have or had any direct or indirect beneficial ownership of the securities listed above. Security transaction reports must be signed and dated by the 10th of the month following quarter-end.

Signature:                                      Date:
           ------------------------------             -------------------------
Reviewed by:                                    Date:
            -----------------------------             -------------------------

                                                                      Appendix 3

                                SMC CAPITAL, INC

                  ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge that I have received the Code of Ethics dated                  ,
and represent that:

1. I have reviewed the Code of Ethics, and I fully understand its terms and applicability to me.

2. I will fully disclose my personal securities holdings and those of my immediate family.

3. I will obtain prior authorization of personal securities transactions by me or a member of my immediate family, except for transactions exempt from pre-clearance under the Code of Ethics.

4. I will report all securities transactions executed by me, or a member of my immediate family.

5.       I will comply with the Code of Ethics in all respects.

6. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code of Ethics.


                                                  -----------------------------
                                                   Access Person Signature

                                                  -----------------------------
                                                   Print Name

Dated:
      -----------------------

                                                                      Appendix 4

                                SMC CAPITAL, INC
           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I certify that during the past year:

1. I have timely and fully disclosed my personal securities holdings and those of my immediate family.

2. I have obtained prior authorization for all securities transactions by me, or a member of my immediate family, except for transactions exempt from pre-clearance under the Code of Ethics.

3. I have reported all securities transactions executed by me, or a member of my immediate family.

4.       I have compiled with the Code of Ethics in all respects.



                                                  -----------------------------
                                                  Access Person Signature

                                                  -----------------------------
                                                  Print Name


Dated:
     ---------------------

                                                                      Appendix 5

                                 SMC CAPITAL, INC
                          CODE OF ETHICS ACCESS PERSONS
                                  AS OF (DATE)

(List of Names)